Exhibit 3.149

Tom Schedler SECRETARY OF STATE	State of Louisiana Secretary of State	COMMERCIAL DIVISION 225.925.4704

Administrative Services 225.932.5317 Fax
December 3, 2015		Corporations 225.932.5314 Fax
Uniform Commercial Code 225.932.5318 Fax

The attached document of GREENBRIER HOSPITAL, L.L.C. was received and filed on December 2, 2015.

LC 35435968K

Rev 09/09	Mailing Address: P. O. Box 94125, Baton Rouge, LA 70804-9125 Office Location: 8585 Archives Ave., Baton Rouge, LA 70809 Web Site Address: www.sos.la.gov

CERTIFICATE

STATE OF LOUISIANA

PARISH OF LAFAYETTE

Greenbrier Hospital, L.L.C. (the ‘‘Company”), a Louisiana limited liability company, does hereby submit for filing the attached Amended and Restated Articles of Organization of the Company (the “Articles”):

1. The name of the company is Greenbrier Hospital, L.L.C.

2. The Articles arc being amended as reflected in the Amended and Restated Articles attached hereto as Exhibit A.

3. This Amended and Restated Articles of Organization of the Company was duly adopted by the sole member of the Company.

Dated: December 2, 2015

GREENBRIER HOSPITAL, L.L.C.

BY:	Greenbrier Holdings, L.L.C., its sole member

	By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

GREENBRIER HOSPITAL, L.L.C.

Pursuant to the provisions of Title 12, § 1309 if the Limited Liability Company Law of the State of Louisiana, Greenbrier Hospital, L.L.C., a Louisiana limited liability company (the “Company”), adopts the following Amended and Restated Articles of Organization (the “Articles”).

ARTICLE I

The name of the limited liability company is Greenbrier Hospital, L.L.C. (the “Company”).

ARTICLE II

The purpose of the limited liability company is to engage in any lawful activity for which limited liability companies may be formed under the Louisiana Limited Liability Company Law.

ARTICLE III

The address of the registered office of the Company shall be 3867 Plaza Tower Drive, Baton Rouge, Louisiana 70816-4378. The name of the Company’s initial registered agent is CT Corporation System.

ARTICLE IV

The Company shall be member-managed.

ARTICLE V

The initial principal executive office of the Company shall be 6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067. The county in which the initial principal executive office is located is Williamson County, Tennessee.

ARTICLE VI

At the date of the filing of these Articles, the Company has one (1) member.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization on this 2nd day of December, 2015.

GREENBRIER HOSPITAL, L.LC.

By:	Greenbrier Holdings, L.L.C., its sole member

	By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

Sworn to and subscribed before me, the undersigned Notary Public, on this 2nd day of December, 2015.

/s/ Lauren Foley
Notary Public
104300990

AGENT’S AFFIDAVIT AND ACKNOWLEDGEMENT

OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

CT Corporation System

By:	/s/ Lisa DuBois
Name: Its:	Lisa DuBois Asst. Vice President

Sworn to and subscribed before me, the undersigned Notary Public, on this: 12/2/2015

/s/ Sara Draper Frederick
Notary Signature